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                                                                EXHIBIT 10.153


                               ALPHA MICROSYSTEMS
                               ------------------

                   AGREEMENT TO GRANT INCENTIVE STOCK OPTION
                   -----------------------------------------

                 (pursuant to 1993 EMPLOYEE STOCK OPTION PLAN)


                 THIS AGREEMENT TO GRANT INCENTIVE STOCK OPTION ("Agreement") is entered into effective as of April 3, 1995 between Alpha Microsystems (the "Company") and Randy Parks ("Employee"). Unless otherwise defined herein, capitalized words used in this Agreement shall have the same meaning as such terms are defined in the Company's 1993 Employee Stock Option Plan (the "Plan").

                                R E C I T A L S
                                ---------------

                 A. The Company has adopted and the shareholders of the Company have approved the Plan, which is intended to provide incentive to key employees of the Company and its subsidiaries, to encourage proprietary interest in the Company, to encourage employees to remain in the employee of the Company and its subsidiaries, and to attract new employees with outstanding qualifications.

                 B. Pursuant to the terms of the Plan, the Committee appointed by the Board of the Company to administer the Plan (the "Committee") has granted to Employee stock options as set forth herein.

                 C. Employee and the Company execute this Agreement to reflect the terms of the options which have been granted to employee.

                 The parties hereto agree as follows:

                 1. Grant. Pursuant to action taken by the Committee on April 3, 1995 (the "Effective Date"), the Company irrevocably granted to the Employee as of the Effective Date the right and option to purchase all or any part of an aggregate of Ten Thousand (10,000) shares of the Common Stock of the Company, such number being subject to adjustment as set forth in the Plan, on the terms and conditions set forth herein.

                 2. Purchase Price. The exercise price for which the option may be exercised shall be One and Five-Eighths Dollars ($1- 5/8) per share.





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                 3.       Exercisability.  The option granted herein shall
become exercisable in cumulative increments at the following times and in the following amounts:

                          (a) with respect to 25% of the underlying shares of Common Stock commencing, on the first anniversary of the Effective Date;

                          (b) with respect to an additional 25% of the underlying shares of Common Stock, commencing on the second anniversary of the Effective Date;

                          (c) with respect to an additional 25% of the underlying shares of Common Stock, commencing on the third anniversary of the Effective Date; and

                          (d) with respect to the balance of the underlying shares of Common Stock, commencing on the fourth anniversary of the Effective Date of this Agreement.

                 The options granted hereunder shall lapse and expire on the fifth (5th) anniversary of the Effective Date.

                 If Employee does not purchase the full number of shares he/she is entitled to purchase in any one year, the right to purchase such shares carries over to the subsequent years during the term of this option.

                 Notwithstanding the foregoing, this option shall automatically become fully exercisable upon a "change in control of the Corporation," as such term is defined in Section 12 of the Company's 1993 Stock Option Plan, as amended.

                 4. Exercise. This option may be exercised, subject to the terms and conditions herein by giving ten (10) days' prior written notice of exercise to the Company, specifying the number of shares to be purchased and the price to paid therefor and by delivering a check in the amount of the purchase price payable to the Company. The purchase price may also be paid, in whole or in part, by delivery to the Company of outstanding shares of the Company's common stock valued at Fair Market Value, as defined in the Company's 1993 Stock Option Plan.

                 5. Termination of Employment. This option may not be exercised after Employee ceases to be an Employee of the Company except to the extent that this option was exercisable at the time of such cessation. This option may not be exercised after its term expires or is otherwise canceled.

                          (a) Retirement. If Employee ceases to be an employee because of Retirement (and not on account of misconduct as determined below), then Employee may, subject to the restrictions referred to in Section 7(f) of the Company's 1993 Stock Option Plan, exercise this option at any time within ninety (90) days after cessation of employment, but only to the extent that, at the date of cessation of employment, Employee's right to exercise this option had accrued pursuant to the terms of this Agreement and had not previously been exercised.





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                          (b)     Death.  If Employee dies while he or she is
         an employee, or having ceasing to be an employee, but during the period during which he or she could have exercised this option under this Agreement, and has not fully exercised this option, then this option may be exercised in full, subject to the restrictions referred to in Section 7(f) of the Plan, at any time within twelve (12) months after the Employee's death by the executor or administrator of his or her estate or by any person or persons who have acquired this option directly from the Employee by bequest or inheritance, but, only to the extent that, at the date of death, the Employee's right to exercise this option had accrued and had not been forfeited pursuant to the terms of this Agreement and had not been previously exercised.

                          (c) Disability. If Employee ceases active service by reason of Disability, Employee shall have the right, subject to the restrictions referred to in Section 7(f) of the Plan, to exercise this option at any time within twelve (12) months after such cessation of employment, but, only to the extent that, at the date of such cessation of employment, Employee's right to exercise this option had accrued pursuant to the terms of this Agreement and had not previously been exercised.

                          (d) Misconduct. If Employee resigns or is discharged or terminated on account of misconduct (as defined in the Plan), this option shall terminate and shall no longer be exercisable upon notice of such resignation, discharge or termination. If Employee resigns or is discharged or terminated on account of misconduct, neither the Employee nor his/her estate shall be entitled to exercise this option with respect to any Shares whatsoever after such resignation, discharge or termination, whether or not after such resignation, discharge or termination Employee may receive payment from the Company for vacation pay, for services rendered prior to resignation, discharge or termination, for services for the day on which resignation, discharge or termination occurs, for salary in lieu of notice, or for other benefits. Any determination made by the Administrator that the Employee resigned or was discharged or terminated for misconduct shall be binding on Employee.

                          (e) Other Reasons. If Employee ceases to be an employee for any reason other than those mentioned above in subsections (a), (b), (c) or (d), Employee shall have the right, subject to the restrictions referred to in Section 7(f) of the Plan, to exercise this option at any time within thirty (30) days following such cessation, discharge or termination, but, only to the extent that, at the date of cessation, discharge or termination, Employee's right to exercise this option had accrued pursuant to the terms of this Agreement and had not previously been exercised.

                 Employee's service to or employment with the Company shall not be considered as having been terminated while Employee is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if the period of such leave does not exceed ninety (90) days, or, if longer, so long as Employee's right to re-employment with the Company is guaranteed either by statute or by contract. Where the period of such leave exceeds ninety (90) days and where Employee's rights to re-employment is not guaranteed either by





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statute or by contract, Employee's employment will be deemed to have terminated on the ninety-first (91st) day of such leave.

                 6. Transferability. During the lifetime of Employee, this option shall be exercisable only by Employee and shall not be assignable or transferable. In the event of Employee's death, this option shall not be transferable by Employee other than by will or the laws of descent and distribution. Any other attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary of involuntary, with respect to all or any part of this option or right hereunder, shall be null and void and, at the Company's option shall cause all of Employee's rights hereunder to terminate.

                 7. Securities Act and Other Regulatory Requirements. This option is not exercisable, in whole or in part, and the Company is not obligated to sell any share of the Company's Common Stock subject to this option, if such exercise or sale, in the opinion of counsel for the Company, would violate the Securities Act of 1933 (or any other federal or state statutes having similar requirements) as it may be in effect at that time.

                 Further, the Board of Directors of the Company may require as a condition of issuance of any Common Stock under this option that Employee furnish a written representation that he/she is acquiring the Common Stock for investment and not with a view to distribution to the public.

                 Further, the Board of Directors of the Company may decide, in its sole discretion, that the listing or qualification of the shares of stock subject to the option under any securities exchange requirements or under any applicable law is necessary or desirable. If such a decision is made, this option shall not be exercisable in whole or in part unless and until such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Company.

                 8. Successor. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, beneficiaries, executors and administrators.

                 9. Paragraph Headings. Paragraph headings are for convenience only and are not part of the contest.

                 10. Stock Option Plan. This Agreement shall be subject to all of the provisions of the 1993 Stock Option Plan of the Company, as amended from time to time, and such provisions are incorporated herein by this reference.

                 11. Incentive Stock Option. This option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In the event the $100,000 limit concerning the exercisability of incentive stock options by an optionee during any calendar year is exceeded, only the portion of this option that exceeds that limit shall constitute a nonstatutory stock option and this shall not cause the terms of this Agreement to cease to apply or be effective.





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                 12.      Construction.  In the event of any conflict between
the terms and provisions of this Agreement and the terms and provisions of the Plan, which are incorporated herein by reference, the terms and provisions of the Plan shall prevail.

                 13. Execution. This Agreement is executed as of the date first written above.

                                                   ALPHA MICROSYSTEMS


                                                   By:   CLARKE E. REYNOLDS
                                                         ---------------------
                                                         Clarke E. Reynolds,
                                                         Chairman of the Board

EMPLOYEE:


RANDY PARKS
--------------------
Randy Parks





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